Exhibit 99.2

FOR IMMEDIATE RELEASE

Former Emulex CEO Jeffrey Benck Joins Lantronix

as President and Chief Executive Officer

Irvine, Calif. – Dec. 7, 2015 – Lantronix, Inc. (NASDAQ: LTRX) – a specialized networking company providing smart IoT and M2M connectivity solutions – today announced that Jeffrey W. Benck, 50, has been appointed as president and chief executive officer of the company, effective immediately. Benck has also been appointed to the company’s board of directors.

“We are pleased to have a proven successful leader of Jeff’s caliber joining Lantronix,” said Bernhard Bruscha, chairman of Lantronix’s board of directors. "The board is confident that Jeff’s deep operational skills and extensive technology industry experience make him the right person to strengthen Lantronix’s leadership in the marketplace and take it to the next level.”

"Lantronix has innovative technology that is needed by the industry to enable otherwise unconnected machines to communicate with the rest of the world, just as the ‘Internet of Things’ moves into its broad adoption phase. Lantronix has a reputation for developing leading-edge solutions to address the secure connectivity issues that most organizations face today,” said Benck. “I am extremely excited to have the opportunity to work with a very talented group of Lantronix employees in building upon this foundation and enhancing long-term shareholder value by leading the company in its next phase of growth.”

Most recently, Benck served as president and chief executive officer of Emulex Corporation, a global supplier of advanced networking, monitoring and management solutions, from July 2013 until Emulex was acquired by Avago Technologies in May 2015. He joined Emulex in May 2008 as executive vice president and chief operating officer and was subsequently appointed to president and chief operating officer in August 2010. Prior to joining Emulex, Benck was president and chief operating officer of QLogic Corporation, a supplier of storage networking solutions. Earlier, he spent 18 years at IBM Corporation where he held a variety of executive leadership roles, including serving as vice president of xSeries, BladeCenter and Retail Store Solutions development. Benck holds a master of science degree in management of technology from University of Miami and a bachelor of science degree in mechanical engineering from Rochester Institute of Technology. He and his family reside in Orange County, California.

The company will grant Mr. Benck an inducement award of 450,000 restricted share units (RSUs) in connection with the commencement of his employment. The shares subject to the inducement award shall vest according to the following schedule: one-third (150,000) of the RSUs shall vest on December 1, 2016 and the remaining RSUs shall vest ratably each quarter thereafter for a period of 24 months. The RSUs will be issued as employment inducement awards in accordance with NASDAQ Listing Rule 5635(c)(4).

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a specialized networking company providing M2M (machine to machine) and IoT (Internet of Things) solutions. Our products deliver secure connectivity, device management and mobility for today’s increasingly connected world. By networking and managing devices and machines that have never before been connected, we enable our customers to realize the possibilities of the Internet of Things. Founded in 1989, Lantronix pioneers robust, intelligent and easy to deploy solutions for mission critical applications in a wide range of industries, including data center, medical, security, industrial, transportation, retail, financial and government. Lantronix is headquartered in Irvine, California, with offices in Europe, Asia and Japan. For more information, visit www.lantronix.com.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our market positioning, future growth and performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy and they are subject to substantial risks and uncertainties that could cause our results or experiences to differ materially. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made and we expressly disclaim any intent or obligation to update them after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Corporate Communications and Investor Relations Contact:

E.E. Wang

investors@lantronix.com
949-614-5879

Media Contacts:

Stephanie Olsen

Lages & Associates, Inc.

949.453.8080

James Carter/Lesley Booth

TOUCHDOWNPR - Europe

+44 1252 717040

pr@lantronix.com

© 2015 Lantronix, Inc. All rights reserved.